Exhibit 10.11

AMENDMENT VII
TO OFFICE LEASE AGREEMENT BY AND BETWEEN:

Spruce Tree CentreL.L.P.
and
Image Sensing Systems

This Lease Amendment VII, made and entered into this 26th day of April, 2007 by and between Spruce Tree Centre L.L.P.(Lessor), and Image Sensing Systems (Tenant), hereby amends the Office Lease Agreement (Lease) dated November 24, 1998, Lease Amendment I dated October 9, 2001 and Lease Amendment II dated May 24 , 2002, Lease Amendment III dated April 22, 2004, Lease Amendment IV dated August 19, 2005, Lease Amendment V dated February 1, 2006 and Lease Amendment VI dated July 21, 2006 with Spruce Tree Centre L.L.P.; between Lessor and Tenant for Premises at Spruce Tree Centre, 1600 University Avenue, St. Paul, Minnesota as follows:

Now, therefore, it is agreed that:

1.

Paragraph (1) of Amendment VI is amended to provide that the premises shall be increased to include the north portion of Suite 508 consisting of 1,107 rentable square feet shall be added to the existing Suites. The premises shall now consist of: North portion of Suite 508 – 1,107 rentable sq. ft., Suite 500 – 3,456 rentable sq. ft., south portion of Suite 508 – 983 rentable sq. ft., Suite 420 – 4,172 rentable sq. ft., Suite 414 – 731 rentable sq. ft., Suite 416 – 649 rentable sq. ft. and Suite 418 – 466 rentable sq. ft. Total square footage is 11,564 rentable sq. ft..

2.

Paragraph (1) of Amendment VI is amended to provide that the starting date for the north portion of Suite 508 shall be June 1, 2007 and the expiration date of the new Amended Lease shall remain the same: May 31, 2010.

3.	The Base Rental Rate as outlined in Paragraph 3a is amended as follows:

Year	Dates	Monthly Rent #500 & 420	(508 North & South) Monthly Rent #508	Monthly Rent #414	Monthly Rent #416	Monthly Rent #418	Total Monthly Rent

06/01/07 –	05/31/08	$5,168.00	$1,415.97	$495.25	$439.70	$315.71	$7,834.63
06/01/08 –	05-31/09	$5,244.25	$1,436.87	$502.56	$446.19	$320.38	$7,950.25
06/01/09 –	05/31/10	$5,339.60	$1,463.00	$511.70	$454.30	$326.20	$8,094.80

4.

Lessor will provide up to $18,762.00 for Leasehold Improvements for the north portion Suite 508. This $18,762 will be amortized over five years in the amount of $3,752.40 per year This lease amendment covers three of the five years. If Image Sensing Systems does not extend this lease on May 31, 2010, it shall repay Spruce Tree Centre LLP for the two years of unamortized Leasehold improvements on Suite 508 in the amount of $7,504.80. If Image Sensing Systems extends its lease for at least two years the $7,504.80 will be amortized via the lease extension. Image Sensing Systems will pay for low voltage, phone and any all tenant improvements not specified in the attached estimates from Park Edge Construction.

5.

To the extent not specifically amended or modified herein, all terms and conditions of the original lease, addenda and amendments shall remain in full force and effect. However, for any clause in any manner modified, amended or contradicted, this Lease Amendment shall take precedence over the original documents.

SPRUCE TREE CENTRE LLP		IMAGE SENSING SYSTEMS

BY:	/s/ Michael A. Koch	BY:	/s/ Gregory R. L. Smith

ITS:	Agent	ITS:	CFO